UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2004

Commission File Number: 0-17821

ALLION HEALTHCARE, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-2962027 (I.R.S. Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, NY 11747
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 547-6520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the  Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) Under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) Under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01    Entry into a Material Definitive Agreement

On December 17, 2004 Allion Healthcare, Inc., a Delaware corporation (“Allion”), completed a private placement of 550,013 shares of its Series E Convertible Preferred Stock, par value $.001 per share (the “Series E Preferred Stock”), at a price of $6.25 per share to certain accredited investors (the “Investors”) for an aggregate purchase price of $3,437,581. The purchase price was paid in cash. The securities were sold pursuant to substantially identical subscription agreements from each Investor that Allion executed and accepted on December 14, 2004. The form of the subscription agreement is filed as an exhibit to this report on Form 8-K. For an explanation of the rights and preferences of the Series E Preferred Stock, see Item 3.03 below. In connection with this closing, Allion paid fees to the placement agent and the placement agent’s legal counsel of $283,006.

In connection with the purchase of Series E Preferred Stock, the Investors and Allion entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Investors may demand registration of the common stock issuable upon conversion of the Series E Preferred Stock with the Securities and Exchange Commission (the “SEC”) at any time after December 17, 2005 if a majority of the Investors request such registration. In addition, as a group, the Investors have the right to demand one registration of the common stock issuable upon conversion of their preferred stock on Form S-1,  demand up to three registrations on Forms S-2 or S-3 and have the right to piggy-back on any registration statement filed with the SEC by Allion other than registration statements relating solely to employee benefit plans or registration statements on Form S-4 or S-8. A copy of the Registration Rights Agreement is filed as an exhibit to this report on Form 8-K.

Until December 24, 2004, Allion may complete additional placements of its Series E Preferred Stock to certain accredited investors who have completed subscription agreements that Allion has accepted but who have not yet funded their purchases. Under the terms of the Series E Preferred Stock private placement, Allion is authorized to sell up to 1,000,000 total shares of Series E Preferred Stock.

Allion will issue warrants to purchase shares of its common stock at an exercise price of $6.25 per share to its placement agent in connection with the offering of Series E Preferred Stock, as described in more detail under Item 3.02 below.

Item 3.02    Unregistered Sales of Equity Securities

See the disclosure under Item 1.01 above.

Allion intends to use the net proceeds from the private placement of the Series E Preferred Stock to finance possible acquisitions to expand its business, including the possible acquisition of Specialty Pharmacies, Inc., as previously disclosed by Allion on Form 8-K as filed with the SEC on December 3, 2004. If Allion is unable to complete this or any other acquisition (and there is no assurance that it will), Allion intends to use the net proceeds for working capital and general corporate purposes.

The Series E Preferred Stock was sold pursuant to an exemption from registration under Rule 506 of the Securities Act of 1933 (and similar exemptions from registration under applicable state securities laws). Allion retained Sands Brothers International, Ltd. as placement agent to assist it with the private placement and paid Sands Brothers a fee of $263,006 in connection with the placement completed on December 17, 2004. The placement agent also is receiving an additional fee in the form of 5-year warrants to purchase a number of shares of Allion common stock equal to eight percent (8%) of the number of shares of Series E Preferred Stock sold by the placement agent. The warrants will have a per share exercise price of $6.25, subject to customary provisions regarding anti-dilution and “net issue” exercise

Item 3.03    Material Modification to Rights of Security Holders

On December 14, 2004, the Board of Directors of Allion approved the completion of the private placement transaction and authorized 1,000,000 shares of Series E Preferred Stock with the rights and preferences set forth in a certificate of designation that the Board of Directors adopted and had filed with the Secretary of State of Delaware on December 14, 2004. A copy of the certificate of designation is filed as an exhibit to this report on Form 8-K (the “Certificate of Designation”).

The Series E Preferred Stock votes together as a single class with Allion’s other outstanding preferred shares, which include its Series A Preferred Stock, par value $.001 per share (“Series A Preferred Stock”), its Series B Preferred Stock, par value $.001 per share (“Series B Preferred Stock”), its Series C Preferred Stock, par value $.001 per share (the “Series C Preferred Stock”) and its Series D Preferred Stock, par value $.001 per share (the “Series D Preferred Stock”). Subject to certain limitations described in the Certificate of Designation, the holders of the Series E Preferred Stock, along with the holders of the Series C Preferred Stock and Series D Preferred Stock, have preemptive rights each time Allion proposes to sell any shares of, or securities convertible into, or exchangeable for, Allion common stock.

The Series E Preferred Stock ranks pari pasu with the other outstanding shares of Allion’s Preferred Stock (Series A, B, C and D) with respect to a liquidation or winding up of Allion. The liquidation preference for the Series E Preferred Stock is $12.50 per share plus all declared and unpaid dividends. In addition, after payment of the liquidation preferences to all of the outstanding shares of preferred stock, the Series E Preferred Stock, along with the Series C Preferred Stock and Series D Preferred Stock, participates ratably on an as-converted basis with Allion’s common stock in any further distributions.

If Allion declares a dividend on its common stock, each holder of Series E Preferred Stock is entitled to receive an amount equal to the dividends that such holder would have received had the Series E Preferred Stock been converted into Allion common stock immediately prior to the record date of such dividend. If a dividend is declared on any of the other outstanding series of preferred stock, the holders of the shares of the Series E Preferred Stock must receive an amount per share equal to any dividends declared thereon.

The holders of Series E Preferred Stock may, at their option and from time to time, convert their shares of Series E Preferred Stock into Allion common stock. Initially, each share of Series E Preferred Stock is convertible into one share of common stock. The conversion ratio is subject to adjustment under certain circumstances, such as stock splits and reverse splits, all as set forth in the Certificate of Designation.

The Series E Preferred Stock automatically converts into Allion common stock on the earlier of (i) the date on which the holders of two-thirds of the Series E Preferred Stock elect to convert or (ii) immediately prior to an initial public offering by Allion of its commons shares in which the price per share is at least $12.50 and Allion receives gross proceeds of at least $30,000,000 from the offering.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits

3.1	Certificate of Designation of Rights and Preferences of Series E Preferred Stock dated as of December 14, 2004
10.1	Form of Subscription Agreement for Series E Preferred Stock
10.2	Registration Rights Agreement: Series E Preferred Stock dated December 17, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 20, 2004

Allion Healthcare, Inc.
By: /s/ James G. Spencer
James G. Spencer Chief Financial Officer, Secretary and Treasurer